EXHIBIT 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 4, 1996 included in the Interstate national Dealer Services, Inc. Form 10-KSB for the year ended October 31, 1995 and to al references to our Firm included in this Form S-8 registration statement.


                                   ARTHUR ANDERSEN LLP

Melville, New York
August 5, 1995